SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2006

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated November 30, 2006, Joseph A. Santangelo, the Chief Financial Officer, Treasurer and Secretary of Orleans Homebuilders, Inc. (the “Company”), notified the Company that he was resigning, effective immediately, as the Company’s Chief Financial Officer, Treasurer and Secretary and that he will end his employment with the Company on December 29, 2006.  Mr. Santangelo informed the Company that he has accepted a position with a Philadelphia-based real estate company. The Company expects to conduct a search to identify potential candidates for the position of Chief Financial Officer of the Company.

In the interim, on December 1, 2006, James W. Thompson, a Certified Public Accountant, was selected for appointment as the acting Chief Financial Officer of the Company, subject to approval by the Board of Directors of the Company.  Mr. Thompson, age 44, has served as the Controller of the Company since 1998.  Mr. Thompson is an at-will employee of the Company, currently receives an annual salary of $130,000, is eligible to participate in the Orleans Homebuilders, Inc. Incentive Compensation Plan and the Company’s Supplemental Executive Retirement Plan and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company.

On December 4, 2006, The Company issued a press release announcing Mr. Santangelo’s departure and the appointment of Mr. Thompson as acting Chief Financial Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(c)           Exhibits

99.1                           Press Release issued by Orleans Homebuilders, Inc. on December 4, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: December 4, 2006
	By:	MICHAEL T. VESEY
Michael T. Vesey
President and Chief Operating Officer